Exhibit 21

Time Warner Telecom Subsidiaries

Subsidiary	Jurisdiction of Incorporation/ Organization

Time Warner Telecom Holdings Inc.	Delaware
MetroComm, Inc.	Ohio
Time Warner Telecom Holdings II LLC	Delaware
Time Warner Telecom of Arizona LLC	Delaware
Time Warner Telecom of Colorado LLC	Delaware
Time Warner Telecom of Idaho LLC	Delaware
Time Warner Telecom of Illinois LLC	Delaware
Time Warner Telecom of Maine LLC	Delaware
Time Warner Telecom of the Mid-South LLC	Delaware
Time Warner Telecom of Minnesota LLC	Delaware
Time Warner Telecom of Nevada LLC	Delaware
Time Warner Telecom of New Mexico LLC	Delaware
Time Warner Telecom of Oregon LLC	Delaware
Time Warner Telecom of South Carolina LLC	Delaware
Time Warner Telecom of Utah LLC	Delaware
Time Warner Telecom of Washington LLC	Delaware
Time Warner Telecom General Partnership	Delaware
Time Warner Telecom of California, L.P.	Delaware
Time Warner Telecom of Florida, L.P.	Delaware
Time Warner Telecom of Georgia, L.P.	Delaware
Time Warner Telecom of Hawaii, L.P.	Delaware
Time Warner Telecom of Indiana, L.P.	Delaware
Time Warner Telecom of New Jersey, L.P.	Delaware
Time Warner Telecom — NY, L.P.	Delaware
Time Warner Telecom of North Carolina, L.P.	Delaware
Time Warner Telecom of Ohio, L.P.	Delaware
Time Warner Telecom of Texas, L.P.	Delaware
Time Warner Telecom of Wisconsin, L.P.	Delaware
MetroComm AxS, L.P.	Delaware
TW Telecom L.P.	Delaware